Exhibit 23.1

Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

Mr. Uri Orbach, CEO

L&S Light & Strong, Ltd.

Haadom St.

Kanot industrial Zone, POB 7042

Gedera, Israel, 7070000

Dear Mr. Orbach:

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on amended Form F-1 of L&S Light & Strong, Ltd. of our report dated May 25, 2015 relating to the financial statements of L&S Light & Strong, Ltd. as of and for the years ended December 31, 2014 and 2013, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

October 20, 2015

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